SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A


                      FILED PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of earliest event reported):
                                 March 21, 2000


                         Commission file number 0-13803

                            GATEWAY INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

           Delaware                                              33-0637631
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                        150 East 52nd Street, 21st Floor
                            New York, New York 10022
           (Address of principal executive offices including zip code)

          Issuer's telephone number, including area code: 877-431-2942

                           Current Report of Form 8-K
                               Amendment Number 1

                                Table of Contents

                                                                            Page



Item 7.    Financial Statements, Proforma Financial Information
           And Exhibits...............................................        2

           (A)      Financial Statements of Company Acquired.
                    Oaktree Systems, Inc..............................        3

           (B)    Pro Forma Financial Information.....................       18

           (C)    Exhibits............................................       23

Signatures          ..................................................       24

                ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL
                            INFORMATION AND EXHIBITS

                  (A.) FINANCIAL STATEMENTS OF COMPANY ACQUIRED

                              OAKTREE SYSTEMS, INC.

                              Financial Statements

                                December 31, 1999

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Oaktree Systems, Inc.
Calverton, New York


We have audited the accompanying balance sheets of Oaktree Systems, Inc. (an `S' Corporation) as of December 31, 1999 and 1998, and the related statements of operations, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oaktree Systems, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.





                  /s/ Coughlin Foundotos Cullen & Danowski, LLP
                      Coughlin Foundotos Cullen & Danowski, LLP

February 2, 2000

                              OAKTREE SYSTEMS, INC.
                                 BALANCE SHEETS

                                                          December 31,          December 31,
                                                              1999                  1998
                                                          -------------         -------------
                                     ASSETS
Current assets
     Cash and equivalents                                 $      70,780         $   1,080,013
     Accounts receivable                                        545,375               303,845
     Other receivables                                            3,067                 4,780
     Prepaid expenses                                             6,021                 5,453
         Total current assets                                   625,243             1,394,091

Property and equipment, net                                     257,057               241,708
Intangible assets, net                                           13,181                    --

Other assets
     Due from stockholders                                       79,165                69,286
                                                          -------------         -------------

Total assets                                              $     974,646         $   1,705,085
                                                          =============         =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Bank loans - current portion                               101,251                45,090
     Line of credit                                             582,482                    --
     Capital lease obligation - current portion                  22,950                27,430
     Accounts payable                                           132,566                34,550
     Accrued expenses                                            65,140                38,960
     Customers' deposits                                          7,512             1,419,516
     Due to stockholders                                            354                18,782
                                                          -------------         -------------
         Total current liabilities                              912,255             1,584,328
                                                          -------------         -------------

Long-term liabilities
     Bank loans - long-term portion                              12,640                48,143
     Capital lease obligations - long-term portion                5,686                28,549
     Note payable                                                15,000                15,000
                                                          -------------         -------------
         Total long-term liabilities                             33,326                91,692
                                                          -------------         -------------

Total liabilities                                               945,581             1,676,020
                                                          -------------         -------------

                             OAKTREE SYSTEMS, INC.
                           BALANCE SHEETS (continued)



Stockholders' equity
     Common stock, no par value; 2,000 shares
       authorized, 1,406 shares issued and
       outstanding                                               20,100                20,100
     Paid-in capital                                              8,965                 8,965
     Retained earnings                                               --                    --
                                                          -------------         -------------
Total stockholders' equity                                       29,065                29,065
                                                          -------------         -------------

Total liabilities and stockholders' equity                $     974,646         $   1,705,085
                                                          =============         =============



                 See accompanying notes to financial statements.

                             OAKTREE SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
              For the years ended December 31, 1999, 1998, and 1997

                                                             1999              1998             1997
                                                          -------------    -------------     -------------
Sales                                                     $   2,979,109    $   2,427,877     $   2,328,775

Cost of sales                                                   647,146          245,788           390,482
                                                          -------------    -------------     -------------

         Gross margin                                         2,331,963        2,182,089         1,938,293

Selling, general and administrative expenses                  2,269,552        1,888,937         1,712,960
                                                          -------------    -------------     -------------

         Net income from operations                              62,411          293,152           225,333

Other income/(expense)
     Interest income                                             19,071           35,612            25,079
     Interest expense                                           (55,677)         (32,896)          (25,736)
                                                          -------------    -------------     -------------

         Net income before taxes                                 25,805          295,868           224,676

Franchise tax provision                                             533            3,329               854
                                                          -------------    -------------     -------------

              Net income                                  $      25,272    $     292,539     $     223,822
                                                           ============     ============      ============

Proforma information (unaudited)

     Historical net income before taxes                          25,805          295,868           224,676

     Proforma income tax provision                               (5,924)        (117,643)          (83,855)
                                                          -------------    -------------     -------------

              Proforma net income                         $      19,881    $     178,225     $     140,821
                                                          =============    =============     =============




                 See accompanying notes to financial statements.

                             OAKTREE SYSTEMS, INC.
                         STATEMENTS OF RETAINED EARNINGS
              For the years ended December 31, 1999, 1998, and 1997


                                                              1999              1998             1997
                                                          -------------    -------------     -------------
Retained earnings, beginning of year                      $          --    $          --     $          --

Net income                                                       25,272          292,539           223,822

Distributions to stockholders                                   (25,272)        (292,539)         (223,822)
                                                          -------------    -------------     -------------

Retained earnings, end of year                            $          --    $          --     $          --
                                                          =============    =============     =============








                 See accompanying notes to financial statements.

                             OAKTREE SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
              For the years ended December 31, 1999, 1998, and 1997

                                                               1999             1998              1997
                                                          -------------    -------------     -------------
Cash flows from operating activities:

Net income                                                $      25,272    $     292,539     $     223,822
Adjustments to reconcile net income to net
    cash (used in) provided by operating activities:

     Depreciation and amortization                              104,775           96,274            66,696
     Net change in operating assets and liabilities:
         (Increases) decreases in:
          Accounts receivable                                  (241,530)         (73,612)          (60,404)
          Other receivables                                       1,713             (105)           (4,675)
          Prepaid expenses                                         (568)          (2,146)           (3,201)

          Increases (decreases) in:
          Accounts payable and accrued expenses                 124,196           12,766           (12,750)
          Due to stockholders                                   (18,428)          18,782                --
          Customers' deposits                                (1,412,004)        (170,523)          638,992
                                                          -------------    -------------     -------------

Net cash (used in) provided by operating activities          (1,416,574)         173,975           848,480
                                                          -------------    -------------     -------------


Cash flows from investing activities:

     Withdrawals from (additions to) investment                      --            7,276            (3,067)
     Acquisition of equipment and improvements                 (119,976)         (42,419)         (114,414)
     Payments for logo and website development                  (13,329)              --                --
                                                          -------------    -------------     -------------

Net cash used in investing activities                          (133,305)         (35,143)         (117,481)
                                                          -------------    -------------     -------------

Cash flows from financing activities:

     Proceeds from line of credit                               590,000               --                --
     Principal payments on line of credit                        (7,518)              --                --
     Proceeds from issuance of long-term debt                    65,747          109,673                --
     Principal payments on long-term debt                       (45,089)         (39,900)          (56,014)
     Principal payments on capital lease obligations            (27,343)         (28,415)          (12,850)
     Reduction in due from stockholders                          (9,879)          15,578            61,766
     Stockholder distributions                                  (25,272)        (292,539)         (223,822)
                                                          -------------    -------------     -------------

Net cash provided by (used in) financing activities             540,646         (235,603)         (230,920)
                                                          -------------    -------------     -------------

Net (decrease) increase in cash and equivalents              (1,009,233)         (96,771)          500,079

Cash and equivalents - beginning of year                      1,080,013        1,176,784           676,705
                                                          -------------    -------------     -------------

Cash and equivalents - end of year                        $      70,780    $   1,080,013     $   1,176,784
                                                          =============    =============     =============

                             OAKTREE SYSTEMS, INC.
                      STATEMENTS OF CASH FLOWS (Continued)
              For the years ended December 31, 1999, 1998, and 1997

                                                              1999              1998             1997
                                                          -------------    -------------     -------------
Supplemental disclosures:

     Interest paid                                        $      49,519    $      28,452     $      17,107
     Taxes paid                                                   4,170              529               325



Supplemental schedule of non-cash investing and financing activities:

     Non-cash investing and financing transactions
     for the acquisition of equipment financed by
     capital leases                                       $          --    $      68,153     $      11,783







                 See accompanying notes to financial statements.

                             OAKTREE SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
              For the years ended December 31, 1999, 1998 and 1997

1.       GENERAL BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A. Nature of Business
---------------------
     Oaktree Systems, Inc. (the Company) was incorporated under the laws of New York State in July of 1982. It is primarily engaged in database management. The databases are maintained for numerous nationally known not-for-profit and for-profit entities and are used by the Company for bulk mailings. During 1999, the Company entered into web site design and maintenance, as well as opening an online store.

B. Use of Estimates
-------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

C. Cash and Equivalents
-----------------------
     For purposes of reporting cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties, and certificates of deposit with original maturities of 90 days or less to be cash or cash equivalents.

D. Property, Equipment and Depreciation
---------------------------------------
     Property and equipment are carried at cost. Depreciation of property and equipment is computed using straight-line and accelerated methods over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

         Leasehold improvements               30 years
         Furniture and fixtures              5-7 years
         Equipment                             7 years

E. Intangible Assets and Amortization
-------------------------------------
     Intangible assets consist of the costs to create the Company logo and artwork and website development, and is being amortized using the straight line method over a period of 15 years. Amortization expense for the years ended December 31, 1999, 1998, and 1997 was $148, $0 and $0 respectively.

F. Advertising
--------------
     The Company follows the policy of charging the costs of advertising to expense as incurred. Total advertising expense was $18,261, $13,666 and $16,378 for the years ended December 31, 1999, 1998 and 1997, respectively.

G. Income Taxes
---------------
     For Federal and New York State income tax purposes, the Company is being treated as an `S' Corporation as provided by applicable tax laws. Under these provisions, any taxable income of the `S' Corporation is passed through to the stockholders. Accordingly, no provision for Federal income tax has been made in the accompanying financial statements. Provision has been made for applicable state minimum franchise taxes. See Note 14 for proforma income tax information.

H. Revenue Recognition
----------------------
     Revenues are recognized upon delivery of services. Billings on contracts which extend beyond one month are deferred and then recognized as earned. Customer deposits are used to pay for printing and materials for customer mailings. The Company receives these deposits and then makes payments as directed by the customer for printing and materials as a service only.

I. Other Comprehensive Income
-----------------------------
     Other comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported as other comprehensive income.

J. Segment Information
----------------------
     The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that it operates as one business segment, a provider of internet marketing services.

K. Reclassifications
--------------------
     Certain amounts in the 1997 financial statements have been reclassified to conform to 1998 presentations.

2.       PROPERTY AND EQUIPMENT

     Property and equipment are summarized as follows:

                                                    1999              1998
                                                 -------------    -------------
         Leasehold improvements                  $       7,736    $       7,736
         Furniture and fixtures                         96,168           87,594
         Equipment                                     828,807          717,405
                                                 -------------    -------------

             Total                                     932,711          812,735

         Accumulated depreciation                     (675,654)        (571,027)
                                                 -------------    -------------

                                                 $     257,057    $     241,708
                                                 =============    =============

     Depreciation expense for the years ended December 31, 1999, 1998 and 1997 was $104,627, $96,274 and $66,696, respectively.

3.       DUE TO/DUE FROM STOCKHOLDERS

     Amounts due to and due from stockholders bear interest at 6% per annum and are due on demand.

4.       BANK LOANS

     Bank loans consisted of the following:

                                                                                1999             1998
                                                                           -------------     -------------
                  Installment loan - monthly payments of
                  $3,227 including interest at 10% payable
                  through April 2001                                       $      48,144     $      80,282

                  Credit cards with varying interest rates                        65,747            12,951
                                                                           -------------     -------------

                       Total indebtedness                                        113,891            93,233

                  Less: current portion                                          101,251            45,090
                                                                           -------------     -------------

                  Long-term portion                                        $      12,640     $      48,143
                                                                            ============      ============

     The long-term portion of the bank loans at December 31, 1999 matures during the year ended December 31, 2001.

5.       LINE OF CREDIT

A. The Company has a $100,000 working capital line of credit with a bank. The line of credit is unsecured and personally guaranteed by the stockholders. It bears interest at prime plus 2% and is due to expire on August 31, 2000. The total of all amounts outstanding against the line of credit was $82,482, and $0 at December 31, 1999 and 1998, respectively.

B. The Company has a second line of credit in the amount of $500,000 with a bank. The line of credit is secured by all assets of the Company. It bears interest at 1.5% over the highest Wall Street Journal prime rate and is due to expire June 30, 2000. The total amount outstanding on the line of credit was $500,000 and $0 at December 31, 1999 and 1998, respectively.

6.       CAPITAL LEASE OBLIGATIONS

         The Company has entered into various capital leases for computer equipment. Minimum commitments for the remaining terms of all agreements at December 31, 1999 are as follows:

                                    2000                                 $        26,002
                                    2001                                           4,707
                                    2002                                           1,758
                                                                          --------------

         Future payment of capital leases                                         32,467

         Less: amount representing interest                                        3,831

         Present value of net minimum lease payments                              28,636

         Less:  current portion                                                   22,950

         Long-term portion                                               $         5,686
                                                                          ==============

     The capitalized cost, of all assets acquired under outstanding capital lease obligations, of $79,935 and $64,168, less accumulated depreciation of $41,330, and $17,165 at December 31, 1999 and 1998, respectively, is included in property and equipment in the accompanying financial statements.

7.       NOTE PAYABLE

     The note payable of $15,000 bears interest at prime plus 2%. The note is to a relative of one of the stockholders, with no fixed maturity date.

8.       COMMON STOCK

     The Company has authorized 2,000 shares of no par common stock. As of December 31, 1999 and 1998, 1,406 shares were issued and outstanding.

9.       PENSION PLANS

     The Company has a SAR-SEP pension plan covering substantially all employees. The Company may contribute amounts as determined by the stockholders. The Company incurred costs totaling $7,147, $20,509 and $13,900 for the years ended December 31, 1999, 1998 and 1997, respectively.

10.      CONCENTRATION OF CREDIT RISK

     At December 31, 1999 and 1998, cash deposits exceeded federally insured limits by approximately $42,000 and $980,000, respectively.

11.      MAJOR CUSTOMERS

     Sales to five major customers amounted to 74% of all net sales for the year ended December 31, 1999. Sales to four major customers amounted to 82% of all net sales for the year ended December 31, 1998. Sales to three major customers amounted to 76% of net sales for the year ended December 31, 1997. A breakdown of these customers is as follows:

                                                                    1999            1998                1997
                                                                 -------------------------------------------
                  Customer A                                         25%              15%                0%
                  Customer B                                         15%              18%               22%
                  Customer C                                         13%              38%               38%
                  Customer D                                         11%               0%                0%
                  Customer E                                         10%              11%               16%

     Amounts receivable from these major customers were 66%, 84% and 66% of total accounts receivable at December 31, 1999, 1998 and 1997, respectively.

     The Company has entered into several contracts with customers, which expire at June 30, 2000, with annual options to renew. The contracts are with a national not-for-profit organization and several of its chapters, and should generate approximately $2,600,000 annually in contracted gross revenues with additional revenue based on volume. Additionally, one-year contracts with other entities have been entered into which extend into 2000, with expected annual gross revenues of approximately $600,000.

12.      COMMITMENTS AND CONTINGENCIES

A. Operating Leases
-------------------
     The Company has undertaken the responsibility to pay the auto leases for the three officers, who are obligated under non-cancelable operating leases for vehicles. Lease charges were $19,505, $27,005 and $24,637 for the years ended December 31, 1999, 1998 and 1997. These leases expire March 27, April 6, and September 15, 2000, and have remaining payments in the amounts of $1,296, $1,994, and $3,231, respectively; totaling $6,521.

     The Company is obligated under non-cancelable operating leases for its offices in Calverton, New York and St. Paul, Minnesota, expiring December 31, 2002 and December 31, 2000, respectively. Rent expense for the years ended December 31, 1999, 1998 and 1997 was $91,785, $85,272 and $80,260, respectively.

The future minimum commitment under these agreements at December 31, 1999 is as follows:

                                    2000                  $     102,163
                                    2001                         93,174
                                    2002                         95,805
                                                          -------------

                                                          $     291,142

B. Pension/Benefits Plans
-------------------------
     The Company retained a benefits consultant to evaluate the SAR/SEP plan and its FSA plan. It was determined that the plans had some defects. The plans were terminated as of December 31, 1999. A new 401-K plan and a cafeteria plan were instituted effective January 1, 2000. The Company acted in good faith and any liability resulting from the old plans is neither certain nor determinable at this time.

C. Tax Audits
-------------
     The Company was audited for the year ended December 31, 1997 by the Internal Revenue Service. There was no change as a result of the audit. No subsequent years have been audited to date and the Company has not been notified as to any impending Federal or State audits.

D. Year 2000 Compliance
-----------------------
     The Company utilizes and is dependent upon data processing systems and software to conduct its business. The data processing systems and software include those developed and maintained by the Company's data processor, as well as purchased software, which is run on in-house computer networks. The Company did a review and assessment of all hardware and software to confirm that it would function properly in the year 2000 and the Company had a successful crossover into year 2000. While there may be some additional expenses incurred during the next year, to ensure year 2000 compliance, they are not expected to have a material effect on the Company's financial statements.

13.      SUBSEQUENT EVENT

Merger of Company
-----------------
     The Company's three officers/stockholders have signed a letter of intent to sell their stock to a publicly traded corporation. Included in the agreements are employment contracts for the three officers/stockholders.

14.      INCOME TAXES

     The following is a proforma look at the tax effect which would have occurred had the Company been treated as a `C' Corporation and therefore was subject to Federal and State corporate income taxes, instead of an `S' Corporation for the years ended December 31, 1999, 1998 and 1997.


     The components of proforma income tax expense for the years ended December 31 would have been as follows:

                                                              1999              1998             1997
                                                          -------------    -------------     -------------
         Federal tax                                      $       3,509    $      86,488     $      62,542
         New York State corporate taxes                           2,415           31,155            21,313
                                                          -------------    -------------     -------------

                                                          $       5,924    $     117,643     $      83,855
                                                           ============     ============      ============

     The actual taxes reflect only state income taxes, since the Company was a Subchapter "S" corporation in all periods presented. A reconciliation of the statutory Federal rate to the Company's effective tax rate, giving effect to the Company's Subchapter "S" status, at December 31, 1999, 1998 and 1997 is as follows:

                                                              1999              1998             1997
                                                          -------------    -------------     -------------
         Statutory Federal income tax at 34%              $       3,509    $      86,488     $      62,542
         New York State corporate taxes                           2,415           31,155            21,313
         Benefit of subchapter `S' status                        (5,924)        (117,643)          (83,855)
         State income taxes, under subchapter
           `S' status                                               533            3,329               854
                                                          -------------    -------------     -------------

                                                          $         533    $       3,329     $         854
                                                          =============    =============     =============

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

(B).  PRO FORMA FINANCIAL INFORMATION

March 21, 2000 Gateway Industries, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") for the year ended December 31, 1999 give effect to the acquisition of Oaktree as if it had occurred on January 1, 1999. The Pro Forma Statements of Operations are based on historical results of operations of the Company and Oaktree for the year ended December 31, 1999 and the quarter ended March 31, 2000. The unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of Oaktree as if the acquisition had occurred on December 31, 1999. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and the accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and Oaktree and notes and exhibits thereto. The historical financial statements of Gateway Industries, Inc. have been included in its Form 10-KSB for the year ended December 31, 1999, and is incorporated by reference.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of Oaktree, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of Oaktree been effected as of the dates described above.

                            GATEWAY INDUSTRIES, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              Year Ended December 31, 1999

                                               Gateway            Oaktree        Pro Forma
                                          Industries, Inc.     Systems, Inc.    Adjustments          Pro Forma
                                          --------------------------------------------------------------------


Sales                                       $         -        $     2,979                         $     2,979

Cost of sales                                         -                647                                 647
                                            -----------        -----------                         -----------

         Gross income                                 -              2,332                               2,332

Selling, general and administrative
   expenses                                         654              2,270                               2,924
Amortization of goodwill and other
   Intangibles                                        -                  -             530  (2)            530
                                            -----------        -----------                         -----------

         Net income (loss) from operations         (654)                62                              (1,122)


Other income (expense)
    Interest income                                 251                 19            (63)  (1)            207
    Interest expense                                  -                (55)            50   (4)             (5)
    Other income                                     21                  -                                  21
                                            -----------        -----------                         -----------
         Net income (loss) before
             income taxes                          (382)                26                                (899)

Income tax provision                                  -                  6             (5)  (3)              1
                                            -----------        -----------                         -----------

Net income (loss)                           $      (382)                20           (538)         $      (900)

Basic and diluted loss per share            $     (0.11)               N/A                         $     (0.21)

Weighted average shares outstanding
   used in computing basic and
   diluted loss per share                         3,592                N/A            600                4,192

(1) Reduction of interest income on assumed cash used for acquisition at an estimated 3% interest rate.
(2) Amortization of goodwill and other intangibles, amortized over 15 and 5 years respectively.
(3) Reduction of tax expense to reflect consolidated pro forma income tax position, net of certain minimum taxes.
(4)  Reduction of interest expense upon assumed repayment of bank borrowing.

                            GATEWAY INDUSTRIES, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                December 31, 1999
                                 (In thousands)

                                               Gateway            Oaktree        Pro Forma
                                          Industries, Inc.     Systems, Inc.    Adjustments          Pro Forma
                                          --------------------------------------------------------------------
                             ASSETS

Cash                                         $    5,465        $       71          (2,817)  (1)(2) $     2,719
Accounts Receivable                                   -               545                                  545
Prepaid                                              10                 9                                   19
                                             ----------        ----------                            ---------
     Total current assets                         5,475               625                                3,283

Property and equipment, net                           -               257              56   (1)            313
Goodwill and other intangibles                                          -           3,482   (1)          3,482
Other assets                                         84                92             (79)  (2)             97
                                             ----------        ----------                            ---------

     Total assets                            $    5,559        $      974                           $    7,175
                                             ==========        ==========                           ==========

              LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable & accrued expenses          $       75        $      205              25   (1)    $       305
Bank loans                                            -               740            (740)  (1)              -
                                             ----------        ----------                          -----------
     Total liabilities                               75               945                                  305

Common stock                                          4                20             (20)  (1)              4
Additional paid in capital                        9,683                 9           1,377   (1)         11,069
Accumulated deficit                              (4,157)                                                (4,157)
Treasury stock                                      (46)                -                                  (46)
                                             ----------        ----------                          -----------
     Total stockholders equity                    5,484                29                                6,870

     Total Liabilities & Stockholders'
         Equity                              $    5,559        $      974                          $     7,175
                                             ==========        ==========                          ===========

(1)      Recording of purchase of Oaktree Systems, Inc. (See Note A).
(2)      Repayment of shareholder loan receivable at closing of Oaktree acquisition.

                            GATEWAY INDUSTRIES, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            Three Months Ended March 31, 2000

                                               Gateway            Oaktree        Pro Forma
                                          Industries, Inc.     Systems, Inc.    Adjustments          Pro Forma
                                          --------------------------------------------------------------------


Sales                                       $         -        $      721                          $       721

Cost of sales                                         -               142                                  142
                                            -----------        ----------                          -----------

         Gross income                                 -               579                                  579

Selling, general and administrative
  expenses                                          153               743                                  896
Amortization of intangibles                           -                 -             132                  132
                                            -----------        ----------                          -----------

         Net income (loss) from operations         (153)             (164)                                (449)


Other income (expense)
    Interest income                                  65                 2                                   67
    Interest expense                                  -               (19)                                 (19)
    Other income                                     18                 -                                   18
                                            -----------        ----------                          -----------
                                                     83               (17)                                  66

Net income (loss)                           $       (70)             (181)                         $      (383)

Basic and diluted loss per share            $     (0.02)                                           $     (0.09)

Weighted average shares outstanding
   used in computing basic and
   diluted loss per share                         4,192                 -                                4,192

                            GATEWAY INDUSTRIES, INC.

Note A - The proforma  adjustments to the condensed consolidated  balance sheet.


The acquisition of Oaktree occurred on March 21, 2000 and the allocation of the purchase price was done on the basis of the fair values of the assets acquired and liabilities assumed. The purchase price consisted of $2 million in cash, 600,000 shares of Gateway Industries, Inc. common stock valued at $2.27 per share and expenses of $85,000 and the repayment of existing bank line of credit at closing of $643,000. The allocation of the purchase price to the assets and liabilities of Oaktree are as follows (in thousands):

Components of assets acquired:
  Working capital                                                  $        269
  Security deposits                                                          13
  Property, plant, & equipment                                              321
  Intangible assets                                                       3,481
                                                                   ------------
      Total net assets acquired                                           4,084
                                                                   ============

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

(C)  EXHIBITS

      None

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Gateway Industries, Inc.
                                                (Registrant)



                                            By /s/Jack L. Howard
                                               ----------------------------
                                               Jack L. Howard
                                               Acting President



Date:  May 22, 2000